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                                                                    EXHIBIT 10.9

                               SEVERANCE AGREEMENT

                Agreement dated as of June 26, 2002, between US Airways, Inc., a Delaware corporation, having a place of business at Crystal Park Four, 2345 Crystal Drive, Arlington, Virginia 22227 (the "Company") and Alan W. Crellin, residing at 21926 Castlehill Court, Ashburn, VA 20147 (the "Executive").

                               W I T N E S S E T H

                WHEREAS, the Executive has assumed duties of a responsible nature to the benefit of the Company and to the satisfaction of its Board of Directors (the "Board");

                WHEREAS, the Board believes it to be in the best interests of the Company to enter into this Agreement to assure Executive's continuing services to the Company including, but not limited to, under circumstances in which there is a possible, threatened or actual severance of employment or Change of Control (as defined below) of the Company; and

                WHEREAS, the Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened severance of employment or Change of Control and to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Executive with compensation and benefits arrangements upon a severance of employment which ensure that the compensation and benefits expectations of the Executive will be satisfied and which are competitive with those of other corporations. Therefore, in order to accomplish all the above objectives, the Board has caused the Company to enter into this Agreement.

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                WHEREAS, the Company and the Executive have entered into an
Employment Agreement dated as of October 25, 2001 (the "Prior Agreement"); and

                WHEREAS, the Company and the Executive desire to supersede the Prior Agreement;

                NOW, THEREFORE, in consideration of the mutual promises herein contained, the Company and the Executive hereby agree as follows:

1.      CERTAIN DEFINITIONS.

                (a)     The "Effective Date" shall mean the date hereof.

                (b) The "Change of Control Date" shall mean the first date during the Employment Period (as defined in Section 1(d)) on which a Change of Control (as defined in Section 2) occurs. Anything in this Agreement to the contrary notwithstanding, if a Change of Control occurs and if the Executive's employment with the Company is terminated or the Executive ceases to be an officer of the Company prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment or cessation of status as an officer (i) was at the request of a third party who has taken steps reasonably calculated to effect the Change of Control or (ii) otherwise arose in connection with or anticipation of the Change of Control, then for all purposes of this Agreement the "Change of Control Date" shall mean the date immediately prior to the date of such termination of employment or cessation of status as an officer.

                (c) The "Change of Control Period" shall mean the period commencing on the Change of Control Date and ending on the earlier to occur of
(a) the third anniversary of such date, or (b) the Executive's Normal Retirement Date.

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                (d)     The "Employment Period" shall mean the period commencing
on the Effective Date and ending on the earlier to occur of (i) the third anniversary of such date or (ii) the first day of the month next following the Executive's 65th birthday ("Normal Retirement Date"); provided, however, that commencing on the date one year after the Effective Date, and on each annual anniversary of such date (such date and each annual anniversary thereof shall be hereinafter referred to as the "Renewal Date"), the Employment Period shall be automatically extended so as to terminate on the earlier of (x) three years from such Renewal Date or (y) the Executive's Normal Retirement Date, unless at least 30 days prior to the Renewal Date the Company shall give notice to the Executive that the Employment Period shall not be so extended; and provided, further, that upon the occurrence of a Change of Control Date, the Employment Period shall automatically be extended so as to terminate on the earlier to occur of (1) the third anniversary of such date or (2) the Executive's Normal Retirement Date.

                (e) "Key Employee" shall mean an executive vice president level employee of the Company.

2.      CHANGE OF CONTROL.

                For the purpose of this Agreement, a "Change of Control" or "Change in Control" shall mean:

                (a) The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding shares of common stock of the Company's parent, US Airways Group, Inc. ("Group") (the

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"Outstanding Group Common Stock") or (ii) the combined voting power of the then outstanding voting securities of Group entitled to vote generally in the election of directors (the "Outstanding Group Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of
Control: (v) any acquisition directly from Group, (w) any acquisition by Group or any of its subsidiaries, (x) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Group or any of its subsidiaries, (y) any acquisition by any corporation with respect to which, following such acquisition, more than 85% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were beneficial owners, respectively of the Outstanding Group Common Stock and Outstanding Group Voting Securities in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Group Common Stock and Outstanding Group Voting Securities, as the case may be or (z) any acquisition by an individual, entity or group that, pursuant to Rule 13d-1 promulgated under the Exchange Act, is permitted to, and actually does, report its beneficial ownership of Outstanding Group Common Stock and Outstanding Group Voting Securities on Schedule 13G (or any successor Schedule); provided further, that if any such individual, entity or group subsequently becomes required to or does report its ownership of Outstanding Group Common Stock and Outstanding Group Voting Securities on Schedule 13D (or any successor Schedule) then, for purposes of this Section 2(a), such individual, entity or group shall be deemed to have first acquired, on the first date on which such individual, entity or

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group becomes required to or does so file, beneficial ownership of all of the
Outstanding Group Common Stock and Outstanding Group Voting Securities beneficially owned by it on such date; or

                (b) Individuals who, as of the date hereof, constitute Group's Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Group Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Group's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents; or

                (c) There is consummated a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Group Common Stock and Outstanding Group Voting Securities immediately prior to such reorganization, merger or consolidation, beneficially own, directly or indirectly, less than 85% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation (or any parent thereof) in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the

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Outstanding Group Common Stock and the Outstanding Group Voting Securities, as
the case may be; or

                (d) Approval by the shareholders of Group of a complete liquidation or dissolution of Group or the consummation of the sale or other disposition of all or substantially all of the assets of Group, other than to a corporation with respect to which, following such sale or other disposition, more than 85% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Group Common Stock and Outstanding Group Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Group Common Stock and Outstanding Group Voting Securities, as the case may be.

3.      EMPLOYMENT PERIOD.

        The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company, during the Employment Period under the terms and conditions provided herein.

4.      TERMS OF EMPLOYMENT.

                (a)     Position and Duties.

                                (i) During the Employment Period and prior to a Change of Control Date, (A) if the Board determines that the Executive has been performing his duties in accordance with Section 4(a)(iii) hereof, it shall re-elect

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        the Executive to the position of Executive Vice President with substantially similar duties to the position held by the Executive on the Effective Date, and (B) the Executive's services shall be performed at the Executive's location on the Effective Date, the Company's headquarters, or a location where a substantial activity for which the Executive has responsibility is located.

                                (ii) During the Employment Period and on and following a Change of Control Date, (A) the Executive's position (including status, offices, titles and reporting relationships), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 90-day period immediately preceding the Change of Control Date and (B) the Executive's services shall be performed at the location where the Executive was employed immediately preceding the Change of Control Date or any office or location where a substantial activity for which the Executive has responsibility is located.

                                (iii)   During the Employment Period, and
        excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is also expressly understood and agreed that to the extent that such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

                (b)     Compensation.

                (i) Base Salary. During the Change of Control Period, the Company shall pay the Executive a base salary (x) for the first 12 months of such period at a rate not less than his base salary in effect on the Change of Control Date and (y) during each succeeding 12 months at a rate not less than his base salary in effect on the last day of the preceding 12-month period. During the Change of Control Period, base salary shall be reviewed at least annually and shall be increased at any time and from time to time as shall be substantially consistent with increases in base salary awarded in the ordinary course of business to other Key Employees of the Company and its subsidiaries. Any increase in base salary shall

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        not serve to limit or reduce any other obligation to the Executive under this Agreement. Base salary shall not be reduced after any such increase. Base salary under Section 4(b)(i) shall hereinafter be referred to as the "Base Salary".

                (ii) Annual Bonus. In addition to Base Salary, the Executive shall be awarded, for each fiscal year during the Change of Control Period, an annual bonus as shall be determined by the Board or its Human Resources Committee in accordance with the Incentive Compensation Plan as approved by the Group Board of Directors or other annual bonus plan hereafter approved by the Board ("Incentive Plan"). The annual bonus under Section 4(b)(ii) shall hereinafter be referred to as the "Annual Bonus".

                (iii) Incentive, Savings and Retirement Plans. In addition to Base Salary and Annual Bonus payable as hereinabove provided, the Executive shall be entitled to participate during the Change of Control Period in all incentive (including but not limited to the Long Term Incentive Plan and all stock incentive plans), savings and retirement plans, practices, policies and programs applicable to other Key Employees, in each case providing benefits which are at least as favorable as the most favorable of such plans, practices, policies and programs in effect at any time during the 90-day period immediately preceding the Change of Control Date or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter with respect to other Key Employees.

                (iv) Welfare Benefit Plans. During the Change of Control Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs applicable to other Key Employees (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs), in each case providing benefits which are at least as favorable as the most favorable of such plans, practices, policies and programs in effect at any time during the 90-day period immediately preceding the Change of Control Date or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter with respect to other Key Employees.

                (v) Expenses. During the Change of Control Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures of the Company and its subsidiaries applicable at any time on or after the Effective Date to other Key Employees of the Company and its subsidiaries.

                (vi) Fringe Benefits. During the Change of Control Period, the Executive shall be entitled to fringe benefits, including but not limited to space positive and space available travel privileges in all classes of service and cabins on

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        all air carriers owned by the Company and any of its affiliates
        (including all carriers owned by any individual, entity or group that has entered into an agreement the consummation of which constitutes a Change of Control, or which otherwise caused a Change of Control) ("Travel Privileges"), in each case providing benefits which are at least as favorable as the most favorable of such plans, practices, policies and programs in effect at any time during the 90-day period immediately preceding the Change of Control Date or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter with respect to other Key Employees.

                (vii) Vacation. During the Change of Control Period, the Executive shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and its subsidiaries as in effect at any time during the 90-day period immediately preceding the Change of Control Date or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter with respect to other Key Employees.

5.      TERMINATION.

                (a) Mutual Agreement. During the Employment Period, the Executive's employment hereunder may be terminated at any time by mutual agreement on terms to be negotiated at the time of such termination.

                (b) Death or Disability. This Agreement shall terminate automatically upon the Executive's death. If the Company determines in good faith that the Disability of the Executive has occurred (pursuant to the definition of "Disability" set forth below), it may give to the Executive written notice of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 90th day after receipt by the Executive of such notice given at any time after a period of six consecutive months of Disability and while such Disability is continuing (the "Disability Effective Date"), provided that, within the 90 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" means disability which, at least six

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months after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably). During such six month period and until the Disability Effective Date, Executive shall be entitled to all compensation provided for under Section 4 hereof, to the extent applicable.

        (c) Cause. During the Employment Period, the Company may terminate the Executive's employment for "Cause." For purposes of this Agreement, "Cause" means (1) a reasonable good faith determination by the Company that the Executive engaged in an act or acts of personal dishonesty intended to result in substantial personal enrichment of the Executive at the expense of the Company,
(2) repeated violations by the Executive of the Executive's obligations under
Section 4(a) of this Agreement which are demonstrably willful and deliberate on the Executive's part and which are not remedied in a reasonable period of time after receipt of written notice from the Company or (3) the conviction of the Executive of a felony.

        (d) Good Reason. During the Employment Period, the Executive's employment hereunder may be terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" means:

                (i) with respect to the termination of the Executive's employment other than during the Change of Control Period:

                        (1) any reduction by the Company of the Executive's rate of base salary, as in effect on the Effective Date or as the same may be increased from time to time;

                        (2) any material and substantial diminution in the Executive's position, authority, duties or responsibilities as contemplated by Section 4(a)(i) of this Agreement, or any other action by

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                                the Company which results in a material and
                                substantial diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                        (3) any demotion of the Executive to a position lower than Executive Vice President; or

                        (4) any failure by the Company to comply with and satisfy Section 11(c) of this Agreement, and

                (ii) with respect to the termination of the Executive's employment during the Change of Control Period:

                        (1) the assignment to the Executive of any duties inconsistent in any respect with Executive's position (including status, offices, titles and reporting relationships), authority, duties or responsibilities as contemplated by Section 4(a)(ii) or (iii) of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                        (2) (x) any failure by the Company to comply with any of the provisions of Section 4(b) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive or (y) any failure of the Company to pay Base Salary or Annual Bonus in accordance with Sections 4(b)(i) and (ii), respectively, and any failure by the Company to maintain or provide the plans, programs, policies and practices, and benefits described in Sections 4(b)(iii) - (vii) on the most favorable basis such plans, programs, policies and practices were maintained and benefits provided during the 90-day period immediately preceding the Change of Control Date, or if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter with respect to other Key Employees;

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                        (3)     the Company's requiring the Executive to be
                                based at any office or location other than that described in Section 4(a)(ii)(B) hereof, except for travel reasonably required in the performance of the Executive's responsibilities;

                        (4) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or

                        (5) any failure by the Company to comply with and satisfy Section 11(c) of this Agreement.

For purposes of this Section 5(d)(ii), any good faith determination of "Good Reason" made by the Executive on or after the Change of Control Date shall be conclusive.

        (e) Notice of Termination. Any termination during the Change of Control Period by the Company for Cause or by the Executive for Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than fifteen (15) days after the giving of such notice). The failure by the Executive to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of the Executive hereunder or preclude the Executive from asserting such fact or circumstance in enforcing his rights hereunder. Any termination other than during the Change of Control Period by the Company for Cause or by the Executive for Good Reason shall be communicated by

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written notice (which written notice shall not constitute a Notice of
Termination hereunder) to the other party hereto given in accordance with
Section 12(b) of this Agreement.

        (f) Date of Termination. "Date of Termination" means the date of receipt of the Notice of Termination or any later date specified therein, as the case may be; provided, however, that (i) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (ii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

        (g) Dispute Concerning Termination. If within fifteen (15) days after any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this Section 5(g)), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be extended until the earlier of (i) the date on which the Change of Control Period ends or
(ii) the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided, however, that the Date of Termination shall be extended by a notice of dispute given by the Executive only if such notice is given in good faith and the Executive pursues the resolution of such dispute with reasonable diligence; and provided further, this Section 5(g) shall be applicable only for terminations of employment occurring during the Change of Control Period.

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        (h)     Compensation During Dispute. If a purported termination occurs during the Change of Control Period and the Date of Termination is extended in accordance with Section 5(g) hereof, the Company shall continue to pay the Executive the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Salary) and continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given, until the Date of Termination, as determined in accordance with
Section 5(g) hereof. Amounts paid under this Section 5(h) are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

6.      OBLIGATIONS OF THE COMPANY UPON TERMINATION.

        (a)     Death.

                (i) If the Executive's employment is terminated during the
                    Change of Control Period by reason of the Executive's death, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than those obligations accrued or earned and vested (if applicable) by the Executive as of the Date of Termination, including, for this purpose (1) the Executive's full Base Salary through the Date of Termination at the rate in effect on the Date of Termination, disregarding any reduction in Base Salary in violation of this Agreement (the "Highest Base Salary"), (2) the product of the Annual Bonus paid to the Executive for the last full fiscal year and a fraction, the numerator of which is

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                        the number of days in the current fiscal year through
                        the Date of Termination, and the denominator of which is 365 and (3) any compensation previously deferred by the Executive (together with any accrued interest thereon) and not yet paid by the Company and any accrued vacation pay not yet paid by the Company (such amounts specified in clauses (1) through (3)) are hereinafter referred to as "Accrued Obligations" and such amounts specified in clauses (1) and (3) are hereinafter referred to as "Termination Obligations"). Anything in this Agreement to the contrary notwithstanding, the Executive's family shall be entitled to receive benefits in accordance with the most favorable plans, programs, practices and policies of the Company and its subsidiaries in effect during the 90-day period immediately preceding the Change of Control Date, or if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter with respect to other Key Employees.

                (ii) If the Executive's employment is terminated by reason of the Executive's death other than during the Change of Control Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement other than the Termination Obligations.

                (iii) All such Accrued Obligations and Termination Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump

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                        sum in cash within 30 days of the Date of Termination or
                        the date of termination (as applicable).

                (b)     Disability.

                (i) If the Executive's employment is terminated during the Change of Control Period by reason of the Executive's Disability, this Agreement shall terminate without further obligations to the Executive, other than those obligations accrued or earned and vested (if applicable) by the Executive as of the Date of Termination, including for this purpose, all Accrued Obligations. Anything in this Agreement to the contrary notwithstanding, the Executive shall be entitled after the Disability Effective Date to receive disability and other benefits in accordance with the most favorable plans, programs, practices and policies of the Company and its subsidiaries in effect during the 90-day period immediately preceding the Change of Control Date, or if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter with respect to other Key Employees.

                (ii) If the Executive's employment is terminated by reason of the Executive's Disability other than during the Change of Control Period, this Agreement shall terminate without further obligations to the Executive under this Agreement other than the Termination Obligations.

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                (iii)   All such Accrued Obligations and Termination Obligations
                        shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination or the date of termination (as applicable).

                (c) Cause; Other than for Good Reason. If during the Employment Period the Executive's employment is terminated for Cause or the Executive terminates his employment other than for Good Reason, this Agreement shall terminate without further obligations to the Executive under this Agreement other than those obligations accrued or earned and vested (if applicable) by the Executive through the Date of Termination or the date of termination (as applicable), including for this purpose, the Termination Obligations. All such Termination Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

                (d)     Good Reason; Other Than for Cause or Disability.

                        (1) If, during the Employment Period and prior to a Change of Control, the Company shall terminate the Executive's employment other than for Cause, Disability or death or if the Executive shall terminate his employment for Good Reason, the Executive shall be entitled to:

                        A.           to the extent not theretofore paid, the
                                Executive's annual rate of base salary as in effect immediately prior to the date of termination; and

                        B.           a lump sum in cash within 30 days after the
                                date of termination equal to the product of two
                                (2) times the sum of (x) the Executive's annual rate of base salary as in effect immediately prior to the date of termination, and (y) the Executive's "target bonus" under the Incentive Plan for the year in which the date of termination occurs; and

                        C.           in the case of compensation previously
                                deferred by the Executive, all amounts
                                previously deferred (together with
                                any accrued interest thereon) and not yet paid by the Company, and any accrued vacation pay not yet paid by the Company; and

                        D.           if such termination should occur prior to
                                October 25, 2003, continuation of health insurance on the same basis such benefits were provided to the Executive on the Effective Date, or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter with respect to the Executive, with such benefits to continue for the life of the Executive; provided, however, that if the Executive becomes eligible for health insurance through a subsequent employer, the Company's provision of such benefits shall be secondary to the benefit coverage of the subsequent employer.

                        (2) If, during the Employment Period and on and after a Change of Control Date, the Company shall terminate the Executive's employment other than for Cause, Disability, or death or if the Executive shall terminate his employment for Good Reason:

                        (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                        A. to the extent not theretofore paid, the Executive's Highest Base Salary through the Date of Termination; and

                        B. the product of (x) the Annual Bonus paid to the Executive for the last full fiscal year ending during the Change of Control Period or, if higher, the Annual Bonus paid to the Executive during the last full fiscal year ending during the Change of Control Period or, if higher, a constructive annual bonus calculated at the "target bonus" level under the Incentive Plan in effect immediately preceding the Change of Control Date (the highest Annual Bonus determined under this clause (x) shall hereinafter be referred to as the "Recent Bonus") and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination and the denominator of which is 365: and

                        C. the product of (x) three and (y) the sum of (i) the Highest Base Salary and (ii) the Recent Bonus; and

                        D. in the case of compensation previously deferred by the Executive, all amounts previously deferred (together with any accrued interest thereon) and not yet paid by the Company, and any accrued vacation pay not yet paid by the Company; and

                        (ii)    The Company shall:

                        A.           for a period of three years following the
                                Date of Termination or such longer period as any plan, program, practice or policy may provide, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Sections 4(b)(iii)(with respect to any retirement plans),
                                (iv) and (vi) of this Agreement as if the Executive's employment had not been terminated and as if the Change of Control Period expired on the 3rd anniversary of the Date of Termination, and for purposes of eligibility for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until the 3rd anniversary of the Date of Termination; and

                        B.           the Company shall provide continuation of
                                Travel Privileges for the life of the Executive which are at least as favorable as the benefits provided pursuant to the most favorable of such plans, practices, policies and programs in effect at any time during the 90-day period immediately preceding the Change of Control Date or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter with respect to other Key Employees.

        (e) Notwithstanding any other provisions of this Agreement to the contrary, (1) upon termination of the Executive's employment for any reason following the 5th anniversary of the Executive's date of employment, the Executive shall be entitled to the Travel Privileges described in 6(d)(2)(ii)(B) above; and (2) upon termination of the

Executive's employment for any reason after October 25, 2003, the Executive shall be entitled to continuation of health insurance on the same basis such benefits were provided to the Executive on the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter with respect to the Executive, with such benefits to continue for the life of the Executive; provided, however, that if the Executive becomes eligible for health insurance through a subsequent employer, the Company's provision of such benefits shall be secondary to the benefit coverage of the subsequent employer.

7.      NON-EXCLUSIVITY OF RIGHTS.

        Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices, provided by Group, the Company or any of its subsidiaries and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any stock option, restricted stock or other agreements with Group, the Company or any of its subsidiaries. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any Plan, policy, practice or program of Group, the Company or any of its subsidiaries at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program.

8.      FULL SETTLEMENT.

        The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. The Company agrees to pay, to the full extent permitted by law (a) all legal fees and expenses, as incurred by the Company, the Executive and others, which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company or others of the validity or enforceability of, or liability under, any provision of this Agreement (other than Section 6(d)(1) and 6(e)) or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant of Section 9 of this Agreement) and (b) all legal fees and expenses, as incurred by the Company, the Executive and others, which the Executive may reasonably incur as a result of any contest by the Company or others of the validity or enforceability of, or liability under, Section 6(d)(1) and 6(e) of this Agreement or any guarantee of performance thereof but only, in the case of this clause (b), if the Executive prevails on at least one material issue in such contest plus, in the case of clauses (a) and (b), interest at the applicable Federal rate provided for in Section 7872(f)(2) (or any successor provision thereto) of the Internal Revenue Code of 1986, as amended (the "Code").

9.      CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY.

                (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 9, including, but not limited to, any amounts in respect of (i) options to acquire shares of Group common stock, and (ii) restricted shares of

Group common stock (a "Payment"), would be subject to the excise tax imposed by
Section 4999 (or any successor provision thereto) of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income and employment taxes (and any interest and penalties imposed with respect thereto) and Excise Tax, imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon Payments.

                (b) Subject to the provisions of Section 9(c), all determinations required to be made under this Section 9, including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by a firm of independent public accountants selected by Group prior to the Change of Control (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within fifteen
(15) business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company or the Executive. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive may appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 9, shall be paid to the Executive within five (5) days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or other penalty. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code (or any successor provision thereto) at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to
Section 9(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment (together with interest and penalties incurred by the Executive in connection therewith) that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

                (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after the Executive knows of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the thirty-day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                (i) give the Company any information reasonably requested by the Company relating to such claim,

                (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                (iii) cooperate with the Company in good faith in order effectively to contest such claim,

                (iv) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 9(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder; whereas the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 9(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 9(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 9(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

10.     CONFIDENTIAL INFORMATION.

                The Executive shall hold in a fiduciary capacity for the benefit of the Company all confidential and proprietary information, relating to Group, the Company or any of their subsidiaries, and their respective businesses, which shall have been obtained by the Executive's employment by the Company or any of its subsidiaries and which shall not be or become public knowledge (other than by acts by Executive or his representatives in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company, communicate or divulge any such information to anyone other than the Company and those designated by it. Notwithstanding the foregoing, the Executive or his representatives may disclose any such information if such information is compelled by legal process, provided that if Executive is so compelled, he shall provide the Company with prompt notice so that it may seek a protective order or other remedy. In any event, Executive shall furnish only that portion of the confidential information that is legally required to be disclosed. In the event the Executive breaches any provision of this Section 10, any payments or other benefits promised under this Agreement shall be forfeited. Such a forfeiture shall not limit the Company from seeking any other contractual or equitable remedies available to it which are appropriate under the circumstances. The Executive expressly consents to the award of injunctive relief in the event a violation of this Section 10 is alleged by the Company.

11.     SUCCESSORS.

        (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

        (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

        (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

12.     MISCELLANEOUS.

        (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

        (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

        If to the Executive             If to the Company:
        -------------------             -----------------

        Alan W. Crellin                 US Airways, Inc.
        21926 Castlehill Court          2345 Crystal Drive
        Ashburn, VA 20147               Arlington, Virginia  22227
                                        Attention: General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

        (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

        (d) The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

        (e) The Executive's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision hereof.

        (f) Words or terms used in this Agreement which connote the masculine gender are deemed to apply equally to female executives.

        (g) This Agreement supersedes any prior employment agreement between the Company and the Executive, including but not limited to the Prior Agreement, and contains the entire understanding of the Company and the Executive with respect to the subject matter hereof.

                IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                                        EXECUTIVE

                                        -------------------------------
                                        Alan W. Crellin


                                        US AIRWAYS, INC.

                                        -------------------------------
                                        Jennifer C. McGarey
                                        Vice President, Deputy General Counsel
                                        and Secretary